UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2020

The Providence Service Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Peachtree Street, Sixth Floor Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 888-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.001 Par Value	PRSC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

Departure and Appointment of Chief Accounting Officer

On August 11, 2020, The Providence Service Corporation (the “Company”) appointed John McMahon as the Chief Accounting Officer of the Company effective August 12, 2020.  Suzanne G. Smith stepped down as Chief Accounting Officer, effective August 12, 2020.  Ms. Smith will continue to serve the Company in a transitional role over the next 3 months, as requested by the Company at her current salary.

John McMahon, age 55, has more than 25 years of accounting experience, including over a decade in principal accounting officer roles at publicly traded companies. Mr. McMahon served as Chief Accounting Officer of BioScrip, Inc from October 2018 until August 2019. Mr. McMahon was then employed by OptionCare Health, Inc. as its SVP, Corporate Finance following its merger with BioScrip, Inc. from August 2019 until April 2020. Mr. McMahon was Chief Financial Officer of Anivive Lifesciences from March 2018 until July 2018 and was Chief Financial Officer at Heska Corporation from October 2015 through the end of 2017. From March 2014 through May 2015, he was Corporate Controller at Pinnacle Ag Holdings, and prior to that from 2008 through 2014, he was Corporate Controller for Advanced Energy Industries, Inc. Earlier in his career, Mr. McMahon held senior accounting and audit positions with a variety of companies, including at publicly traded Danka Business Systems PLC, Sykes Enterprises, Inc. and Documentum. Mr. McMahon is a certified public accountant.

Mr McMahon will have an initial base salary of $285,000 and will be eligible to receive a pro-rata portion of a short-term incentive bonus for 2020 at a target of 40% of his base salary based on performance targets set by the Compensation Committee of the Board of Directors. Mr. McMahon will be granted a long-term incentive equity grant for 2020 of $142,500 comprised of 50% restricted stock units and 50% options to purchase the Company’s common stock based on the market price of the common stock on the date the grant is approved by the Compensation Committee.

In the event Mr. McMahon’s employment is terminated without cause, Mr. McMahon will be entitled to six (6) months of severance pay, at his base compensation in effect at that time. The severance benefits will be contingent upon Mr. McMahon’s execution of a release of claims in favor of the Company. Mr. McMahon also entered into a Restrictive Covenants Agreement that contains six-month post-employment non-competition and non-solicitation covenants, as well as, non-disclosure and non-disparagement covenants.

Mr. McMahon has no family relationships with any of the Company’s directors or executive officers, and there have been no related party transactions between the Company and Mr. McMahon reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION
Date: August 14, 2020	By:	/s/ Kathryn Stalmack
	Name:	Kathryn Stalmack
	Title:	Senior Vice President, General Counsel